     As filed with Securities and Exchange Commission on December 18, 1995
                                                    Registration No.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             COMSHARE, INCORPORATED
             (Exact name of registrant as specified in its charter)

         MICHIGAN                                       38-1804887
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                              555 BRIARWOOD CIRCLE
                           ANN ARBOR, MICHIGAN  48108
                    (Address of principal executive offices)

                             COMSHARE, INCORPORATED
                              PROFIT SHARING PLAN
                            (Full title of the plan)

                                Kathryn A. Jehle
                Senior Vice President, Chief Financial Officer,
                       Treasurer and Assistant Secretary
                             Comshare, Incorporated
                              555 Briarwood Circle
                           Ann Arbor, Michigan  48108
                                 (313) 994-4800
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Thomas S. Vaughn, Esq.
                              Dykema Gossett PLLC
                             400 Renaissance Center
                         Detroit, Michigan  48243-1668

                        CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________

   Title of                   Proposed Maximum  Proposed Maximum     Amount of
Securities to   Amount to be      Offering         Aggregate       Registration
be Registered    Registered   Price Per Share*   Offering Price        Fee
-------------------------------------------------------------------------------
Common Stock    200,000 shares    $23.88          $4,776,000       $1,646.90
$1.00 par value

_______________________________________________________________________________
* The price shown is the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on December 12, 1995, in accordance with Rule 457(h). In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents filed by Comshare, Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, as filed with the Commission on September 28, 1995;

               (b)  The Company's Annual Report on Form 10-K/A (Amendment No.
                    1) for the fiscal year ended June 30, 1995, as filed with the Commission on October 2, 1995;

               (c)  The Company's Annual Report on Form 10-K/A (Amendment No.
                    2) for the fiscal year ended June 30, 1995, as filed with the Commission on October 11, 1995;

               (d)  The Company's Annual Report on Form 10-K/A (Amendment No.
                    3) for the fiscal year ended June 30, 1995, as filed with the Commission on November 9, 1995;

               (e)  The Company's Annual Report on Form 10-K/A (Amendment No.
                    4) for the fiscal year ended June 30, 1995, as filed with the Commission on November 22, 1995;

               (f) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, as filed with the Commission on October 24, 1995;

               (g) The Company's Report on Form 8-K, as filed with the Commission on November 9, 1995; and

               (h) The description of the Company's Common Stock contained in the Prospectus forming a part of the Company's Registration Statement on Form S-1 (no. 2-29663) (incorporated by reference into the Company's Registration Statement on Form 10 under the Exchange Act, filed in October 1969, as amended by Item 4 of the Company's Report on Form 8-K, filed in January 1973, and Item 5 of the Company's Report on Form 8-K, filed in September 1988).

               All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock covered by this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each such document.

Item 4.        DESCRIPTION OF SECURITIES

               The Common Stock to be offered is registered under Section 12 of the Securities Exchange Act.


Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

                                 LEGAL MATTERS

               The validity of the Common Stock offered hereby will be passed upon for the Company by Dykema Gossett PLLC of Detroit, Michigan. Janet L. Neary, a member of Dykema Gossett PLLC, serves as the Company's Secretary.

                                    EXPERTS

               The consolidated financial statements and schedules of the Company and its subsidiaries incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated by their reports with respect thereto, and are incorporated herein by reference in reliance upon such reports of Arthur Andersen LLP given upon their authority as experts in accounting and auditing.


Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA") govern the indemnification of officers, directors and other persons. In this regard, the MBCA provides for indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation or its shareholders (and, with respect to a criminal proceeding, if they have no reasonable cause to believe their conduct to be unlawful). Such indemnification may be made against (a) expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement, which were actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by, or in the right of, the corporation) arising out of a position with the corporation (or with some other entity at the corporation's request), and (b) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or suit by, or in the right of, the corporation, unless the director or officer is found liable to the corporation and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnification. The MBCA requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (a) and (b) above be made only on a determination by a majority vote of a quorum of the board of directors comprised of members who were not parties to or threatened to be made parties to such action. In certain circumstances, the MBCA further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the applicable standard of conduct set forth in the MBCA, and (ii) a written undertaking by or on behalf of the director or officer to repay such amounts unless it shall ultimately be determined that he is entitled to indemnification and a determination that the facts then known to those making the advance would not preclude indemnification.

               The MBCA permits a corporation to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the corporation, whether or not such liabilities would be within the indemnification provisions of the MBCA.

               Indemnification under the MBCA is not exclusive of other rights to indemnification to which a person may be entitled under a corporation's articles of incorporation or bylaws, or under contract executed by such corporation. Article X of the Company's Articles of Incorporation provides for the indemnification of directors and officers of the Company and authorizes the Board to extend such indemnity to others to the full extent permitted by the aforesaid sections of the MBCA. Subject to the exceptions recited in the following sentence, the Company's Articles of Incorporation provide that no director shall be personally liable to the Company or its shareholders for damages for breach of his or her duty as a director. Such exculpatory language does not, however, eliminate or limit the liability of a director for (a) breach of the duty of loyalty, (b) acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of law, (c) certain other violations of the MBCA, (d) responsibility in respect of any transaction from which the director has derived an improper personal benefit, or (e) an act or omission occurring before the date that Article X became effective.

               The Articles of Incorporation of the Company provide that the Company shall indemnify its directors and officers ("indemnitees") against all expenses, judgments, penalties, fines, and amounts paid or to be paid in settlement, which were reasonably incurred by the indemnitee while acting in his or her capacity as a director or officer. The Articles of Incorporation also authorize the Company to purchase and maintain directors' and officers' liability insurance.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

Item 8.        EXHIBITS

               The following exhibits are filed with this Registration
Statement:

                4.1 Amended and Restated Profit Sharing Plan, effective as of October 1, 1995.

                5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

               23 Consent of Arthur Andersen LLP, independent accountants.

               23.1    Consent of Dykema Gossett PLLC (contained in
                       Exhibit 5 hereto).

               24      Power of Attorney (contained on signature page).

               The Company will submit the Plan, as amended and restated as of October 1, 1995, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to retain the tax qualification of the Plan.


Item 9.        UNDERTAKINGS

               (1) The undersigned registrant hereby undertakes (a) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and
(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan on December 12, 1995.

                                           COMSHARE, INCORPORATED


                                           By:  /s/ Kathryn A. Jehle
                                                --------------------------------
                                                Kathryn A. Jehle
                                                Senior Vice President, Chief
                                                Financial Officer, Treasurer and
                                                Assistant Secretary

               Each person whose signature appears below constitutes and appoints Kathryn A. Jehle and T. Wallace Wrathall, his attorneys-in-fact, each with power of substitution, for him or her, in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities as of December 12, 1995.

        Signature                          Title
        ---------                          -----
/s/ T. Wallace Wrathall            President,
---------------------------        Chief Executive Officer and a
T. Wallace Wrathall                Director
                                   (Principal Executive Officer)

/s/ Kathryn A. Jehle               Senior Vice President,
---------------------------        Chief Financial Officer,
Kathryn A. Jehle                   Treasurer and Assistant Secretary
                                   (Principal Financial Officer)


/s/ R. Michael Mahoney             Director of Finance,
---------------------------        Chief Accounting Officer
R. Michael Mahoney                 (Principal Accounting Officer)


/s/ Richard L. Crandall            Chairman of the Board and a Director
---------------------------
Richard L. Crandall

/s/ Geoffrey B. Bloom               Director
---------------------------
Geoffrey B. Bloom


/s/ Daniel T. Carroll               Director
---------------------------
Daniel T. Carroll


/s/ Stanley R. Day                  Director
---------------------------
Stanley R. Day


/s/ W. John Driscoll                Director
---------------------------
W. John Driscoll


                                    Director
---------------------------
Alan G. Merten


/s/ George R. Mrkonic               Director
---------------------------
George R. Mrkonic



                                    Director
---------------------------
John F. Rockart

               Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on December 12, 1995.

                                      COMSHARE, INCORPORATED PROFIT SHARING PLAN

                                      By:  COMSHARE, INCORPORATED

                                      Its: Plan Administrator


                                      By:  /s/ Kathryn A. Jehle
                                           ------------------------------
                                           Kathryn A. Jehle
                                           Its: Senior Vice-President and
                                                Chief Financial Officer

                               INDEX TO EXHIBITS


Number                Description
------   -------------------------------------------------------------------
 4.1           Amended and Restated Profit Sharing Plan, effective October 1, 1995.

 5             Opinion of Dykema Gossett PLLC with respect to the legality of the Common
               Stock to be registered hereunder.

23             Consent of Arthur Andersen LLP, independent accountants.

23.1           Consent of Dykema Gossett PLLC (contained in Exhibit 5 hereto).

24             Power of Attorney (contained on signature page).